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CME GROUP INC.

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The following information was distributed by the Class B-3 director nominees on or after March 26, 2018:

Elizabeth A. Cook

CME Group 2018 Board of Directors Class B-3 Director Candidate

CME Group Board Member since 2015

(630) 698-3113

Long-Time Active Trader, Skilled Leader Bringing

Diversity and a Fresh Perspective

March 2018

Dear Fellow Class B-3 Shareholder,

It has been an incredible year for CME Group, I am honored to have served a third term as your Class B-3 Director.

You will soon receive your Class B-3 share proxy materials for the upcoming election and I would appreciate your renewed support. By voting for me, you will be choosing a skilled leader with over 39 years of industry experience who understands your interests and will continue to be an effective contributor to the Board.

CME Group had a very strong 2017; reaching record highs in our stock price, a record ADV of 16.3 mil contracts reflecting a 4.1 % increase from 2016 and with options on futures seeing an 11% increase. Since 1985, I have owned three companies specializing in options on futures — this is a key area of my expertise. I am the best candidate for the Board because options on futures are fundamental to the growth of our exchange.

My accomplishments on the Board have been, and I will continue to focus on:

•	Promoting the launch of innovative new products, such as the new Bitcoin futures contract.

•	Overseeing the enhancements and effectiveness of CME Group’s information security program to address the ever-increasing cyber security risks as an appointed member of the Board’s Risk Committee.

•	Keeping a trained and watchful eye on Exchange fees and costs to stay competitive in the global marketplace.

I have been an equity owner since 1983 and one of the few female members of the CME Group. Since 1988, I have been actively involved in improving CME Group’s operating environment as a member of numerous committees. Currently, I serve on the Board’s Risk Committee and co-chair of Arbitration and Floor Conduct. I am also an active member of Probable Cause, Business Conduct, CME PAC, Membership and Gratuity Fund.

In addition to my trading and service on the CME Group Board, I am on the Board of Directors for Women in Listed Derivatives and a Governance Fellow at National Association of Corporate Directors. Additionally, I volunteer for Honor Flight Chicago, Navy Seal Foundation and the ALS Association, which demonstrates not only my commitment to the financial industry but also my support of the overall community.

I thank you for the support and encouragement I’ve received during my three terms on the CME Group Board of Directors, and I look forward to serving you again. Please feel free to reach out to me with any questions, or to discuss any issues in greater detail.

Please secure our CME Group’s future by casting your vote at www.proxyvote.com.

Sincerely,

Elizabeth A. Cook 630-698-3113 www.iomvote.com

YOUR VOTE IS IMPORTANT! 855-928-4491

Broadridge, CME Group’s inspector of election, is providing Class B shareholders who cannot locate their 16-digit control number the ability to cast their votes over the phone by calling the number above.

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 9, 2018. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

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Georgi Komon Gold bio evolution platform vote resume Click to Vote

Georgi Komon Gold BIO EVOLUTION PLATFORM VOTE RESUME GEORGI KOMON GOLD Georgi Komon Gold has been a CME member since 1983 and is registered with the National Futures Association. She has served on numerous CME committees including Eurodollar options, arbitration, CME PAC, grievance, membership, Class B-3 nominating and education. Ms. Komon Gold taught option trading classes for CME from 1985-1996. She is a managing partner of Mark IV Brokerage, partner of Smart Confirm, and serves on the advisory board of the Solomon Fund for underprivileged children. Ms. Komon Gold is actively involved in the Juvenile Diabetes Foundation and the search for the cure. She is also a member of The Chicago Council on Global Affairs, 100 Woman in Finance, Harvard Alumni Association, and the Harvard Chicago Club. Georgi graduated cum laude from Harvard University, with a focus in National Security and Foreign Policy, and is a Master’s degree candidate at Johns Hopkins University.

GeorgiKomon Gold    bio evolution platform vote resume Georgi has been a broker in the Eurodollar Options pit since its inception in 1985, and in 2002, together with Mark LeeMaster founded Mark IV Brokerage LLC. Today, Mark IV is a leading broker group in the Eurodollar Options pit, specializing in order execution and strategies of listed interest rate options and futures traded at CME. Mark IV Brokerage offers years of execution experience and a superior ability to access market liquidity. Mark IV Brokerage strives to provide the best-in-class service in all aspects of brokerage, from market coverage and trade ideas, to order execution. Responding to increased customer demand for faster and accurate order allocation, our innovative processes gave birth to an accurate and highly responsive order allocation system: Smart Confirm. Smart Confirm is a proprietary suite of broker tools that makes the floor trade confirmation process more accurate and efficient. This secure, web-based application allows brokers to submit messages for trade matching and allocation to clearing firms faster than ever-reducing risk, improving customer experience and increasing transparency in potentially all trading arenas. The system is currently in production with clearing firms, approved by banks and used by brokerage groups on the trading floor to provide the best level of service possible to their customers. Since its inception in 2015, brokers have used Smart Confirm to confirm fills to their customers on more than 140 million options and futures contracts. Over 28,000 order tickets have been entered by Smart Confirm users for Eurodollar, Treasury, Fed Funds, Equity and Currency pits. Because Smart Confirm is designed to interface with CME’s FEC+, it inherently supports multiple clearing firm members, product exchanges and venues. Click Here to Vote for Georgi for your CME Group Class B-3 Director

Georgi Komon Gold BIO EVOLUTION PLATFORM VOTE RESUME GEORGI’S CAREER EVOLUTION Click Here to Vote for Georgi for your CME Group Class B-3 Director Nearly four decades of industry experience and CME member. Beginnings Ms. Komon Gold’s career made her a vibrant presence in the Eurodollar option pit as an independent floor broker and she was the owner of GK Trading Group 1985—2002. 2003: Mark IV Brokerage Georgi is the founder and managing partner of Mark IV Brokerage LLC, a Eurodollar group specializing in order execution and strategies of listed interest rate

Georgi Komon Gold    BIO EVOLUTION PLATFORM VOTE RESUME 2015: Smart Confirm ™ Founding of Smart Confirm, opened Georgi’s vision in new products with a proprietary suite of web- based broker tools that makes the floor trade confirmation process more accurate and efficient, while reducing risk and increasing transparency. 2018: CME Group, Class B-3 Director Candidate Georgi has had the vision to go beyond the trading floor, and enhance her brokerage experience with technology to optimize the entire process. In her own words:”... election to the CME Group Board of Directors is a serious responsibility to members, shareholders and customers. I have been in business at CME Group for 35 years. I am an innovative and proven executive with boardroom experience. I would be honored to serve as your Class B-3 director not just in word but in deed. I hope you will support me with your vote”

Georgi Komon Gold)    BIO EVOLUTION PLATFORM VOTE RESUME Click Here to Vote for Georgi for your CME Group Class B-3 Director We are after all, the Exchange of ideas. New Products Exceed ... ... New Services The Global Challenge

Georgi Komon Gold    BIO EVOLUTION PLATFORM VOTE RESUME Strategic Relationships ... Worldwide Understand ... Risk

Georgi Komon Gold

BIO EVOLUTION PLATFORM VOTE RESUME

I wish to extend a heartfelt thanks to the Class B-3 Nominating Committee for slating me to run for election to the Board of Directors of CME Group. It is a great honor, but more importantly, a responsibility that I consider very serious. In the face of new technology, changes in the trading landscape and the ever-evolving regulatory environment along with the retirement of Jack and Leo, you can trust that focus on the value of our market participants, including our Class B-3 shareholders, will be paramount in not just word but in deed.

I HOPE YOU WILL SUPPORT ME WITH YOUR VOTE.



Georgi Komon Gold

CME Group, Class B-3 Director Candidate

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders tobe held on May 9,2018. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME GroupInc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statementand other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge atthe SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relationsand Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevantmaterials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting. The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate anddo not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved orsanctioned by any of them. Copyright © Georgi Komon Gold • CME Group—Board of Directors Candidate . 2018 Website Design and Development • Sol Girouard. 2018

NEW PRODUCTS
NEW SERVICES

I AM RUNNING BECAUSE I UNDERSTAND THE NEED CONTINUE TO REMAIN COMPETITIVE BY INTRODUCING NEW PRODUCTS AND SERVICES THROUGH INNOVATION AND OPPORTUNITY.

Click Here to Vote for Georgi for your CME Group Class B-3 Director

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EXCEED ...
THE GLOBAL CHALLENGE

I AM RUNNING BECAUSE I UNDERSTAND THAT CME GROUP MUST NOT ONLY MEET BUT EXCEED THE GLOBAL CHALLENGE FROM OTHER EXCHANGES IN ORDER TO MAINTAIN ITS POSITION AS THE LEADING AND MOST DIVERSE DERIVATIVES EXCHANGE.

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STRATEGIC RELATIONSHIPS... WORLDWIDE I AM RUNNING BECAUSE I UNDERSTAND THE NEED TO DEVELOP STRATEGIC RELATIONSHIPS WORLDWIDE TO EXCEED THE CUSTOMER EXPECTATION IN ORDER TO INCREASE GROWTH, MANAGE COSTS AND THEREBY INCREASE REVENUE FOR THE CME GROUP. Click Here to Vote for Georgi for your CME Group Class B-3 Director X RETURN TO MAIN PAGE UNDERSTAND... RISK I AM RUNNING BECAUSE I UNDERSTAND THE SHIFTING OF ECONOMIC, POLITICAL AND REGULATORY POLICY ISSUES THAT IMPACT MARKETCONDITIONS AFFECTING SHAREHOLDER, MEMBER AND CUSTOMERRISK. Click Here to Vote for Georgi for your CME Group Class B-3 Director X RETURN TO MAIN PAGE